STI CREDIT CORPORATION

Mail Code 130
P. 0. Box 4418
Atlanta, Georgia 30302-4418

                             MASTER EQUIPMENT LEASE
                                  Lease Number
                                     453-01


         This Master Equipment Lease (hereinafter the "Lease") by and between STI Credit Corporation (hereinafter called "Lessor") with its principal place of business located at 1 Park Place, Atlanta, Georgia and Darling International Inc. (hereinafter called "Lessee") with its principal place of business located at 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas 75038.

         For and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

         1. Lessor leases to Lessee and Lessee leases and hires from Lessor all machinery, equipment and other property ("Equipment") described in Exhibit A attached hereto and made a part hereof. Said Equipment will be located at the location as set forth in Exhibit A attached hereto and made a part hereof. The rental for the Equipment described above shall be equal to the amounts set forth in Schedule A attached hereto and made a part hereof, plus all applicable taxes. Terms and conditions of this lease will be set forth as agreed upon by Lessor's proposal to Lessee dated , with such terms and conditions amended from time to time, as mutually agreed upon by Lessor and Lessee.

        2. Should any rental payment not be paid within ten (10) days after the regularly scheduled due date, a late charge not exceeding five percent (5%) of the monthly rental payment may be charged to cover administrative expenses incurred by Lessor upon such default. Said charge shall be made only once on any given rental installment during the term of the Lease.

         3. The term of the Lease for the Equipment described in Paragraph 1 above shall commence as set forth in Schedule A attached hereto and made a part hereof. All rental payments shall be payable in advance at Lessor's address set forth above or at such other place as Lessor may designate, such rental payments to be paid without notice or demand to Lessee and without abatement, set-off or deduction of any amount whatsoever by Lessee, all rights of set-off or similar claims being hereby waived by Lessee.

         4. It is understood that Lessor is not the manufacturer or vendor of the Equipment, nor the agent of the manufacturer or vendor of the Equipment, and that LESSOR GIVES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE
EQUIPMENT, INCLUDING ANY WARRANTY AS TO, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CAPACITY, OR AS TO THE EXISTENCE OF PATENT OR LATENT DEFECTS, OR ANY WARRANTY THAT THE EQUIPMENT WILL MEET THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS, SERVICE OR DEFECT IN THE EQUIPMENT OR THE OPERATION THEREOF OR FOR ANY LOSS, DELAY OR DAMAGE RESULTING FROM DEFECT IN, BREAKAGE OR INEFFICIENCY OF THE EQUIPMENT. In lieu of any warranty by Lessor, Lessor agrees to cooperate with Lessee, at Lessee's sole option and expense, to provide Lessee with the benefit, if any, of any warranty or maintenance commitment given by any third-party manufacturer or vendor with respect to the Equipment, provided that Lessee shall hold Lessor harmless from any liability in connection with such effort and undertaking.

         5. ln no event shall Lessor be liable for consequential, incidental or indirect damages, including lost profits, or for any negligence, except for Lessor's gross negligence or willful misconduct or breach of this Lease.

         6. Lessee represents and warrants to Lessor (i) if Lessee is a corporation, that Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in all jurisdictions in which it conducts business,
(ii) that the making of this Lease was duly authorized on the part of Lessee and constitutes a valid obligation, binding upon and enforceable against Lessee in accordance with its terms, (iii) that neither the making of this Lease nor the performance in accordance with the terms hereof will violate any provision of any law or any judgment, order or ruling of any court or governmental agency or be in conflict with, result in a breach of, or constitute a default under Lessee's organizational documents (if Lessee is a corporation) or any agreement to which Lessee is a party or by which Lessee or its property is bound, and (iv) that there are no pending, or to the knowledge of Lessee, threatened actions or proceedings before any court or administrative or governmental agency that are reasonably expected to have a material adverse effect on the financial condition or business operations of Lessee. Furthermore Lessee represents and warrants that all financial statements that have heretofore been presented by Lessee to Lessor in conjunction with the transaction which is the subject of this Lease fairly and accurately present a true and correct picture of Lessee's financial condition and income. Such financial statements do not contain any untrue statement of a material fact, nor do they omit to state a material fact required to be stated therein or necessary in order to make such financial statements not misleading; and there is no fact, situation or event which materially adversely affects or, so far as Lessee can now foresee, will materially adversely affect the properties, business, assets, income, prospects or condition (financial or otherwise) of Lessee. It is understood by the Lessee that the Lease has been approved by Lessor on the strength of the representations that have been made by Lessee.

         7. Lessee covenants and agrees that Lessee will provide to Lessor (i) within 120 days after its fiscal year end, Lessee's annual audited financial statements and (ii) with reasonable promptness, such other information as Lessor may reasonably request.

         8. This Lease (including the Schedules and Exhibits which form a part of this Lease) correctly sets forth the entire agreement between Lessor and Lessee. No representations, agreements or understandings shall be binding on either of the parties hereto unless specifically set forth in this Lease or a written amendment to this Lease. The term "Lessee" as used herein shall include any and all Lessees who sign hereunder, each of whom shall be jointly and severally bound hereby.

         9. Lessee and Lessor from time to time, and by mutual consent, may lease other items of property, subject to the terms, provisions and conditions contained in this Lease, for such rental term and payments as may be agreed, by the execution of a subsequent Schedule A to Master Equipment Lease, each of which, together with any Exhibits and Schedules thereto, shall become an amendment hereto and a part hereof. The term "Equipment" as used in Paragraphs 10 through 23 of this Lease shall include all property described in any subsequent Schedule to Master Equipment Lease and any Exhibits thereto.

         10. Lessee shall maintain a safety program and use its reasonable and diligent best efforts to cause its employees and other operatives, as applicable, to maintain compliance with such safety program such that they will use the equipment in a proper and prudent manner, in material compliance and material conformance with all applicable national, state, municipal, local and other laws, ordinances and regulations and all operating and maintenance instructions and manuals of the manufacturer of the Equipment. Lessee will not remove or alter any labels, plates or other markings attached to the Equipment identifying the Equipment, and if such labels, plates or other markings are supplied by Lessor during the term of this Lease, Lessee shall affix and keep the same in a prominent place on the Equipment.

         11. Lessee, at its expense shall keep the Equipment in good repair, condition and working order, normal wear and tear excepted, and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good and working order. All repairs, parts, mechanisms and devices furnished or permanently affixed to the Equipment and any other additions or improvements of any kind whatsoever made to the Equipment shall automatically become part of the Equipment and property of Lessor. No alterations or additions to the Equipment shall be made without the prior written consent of the Lessor.

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     12.  Lessee  shall  at its  expense  insure  the  Equipment  for  its  full replacement value and shall assume and be responsible for all risks of damage to the Equipment during the term of this Lease and while the Equipment is in the possession or under the custody and control of Lessee, notwithstanding the expiration or other termination of the Lease. Lessee shall also maintain liability insurance coverage against bodily injury and property damage arising out of the possession or use of the Equipment. Such property and liability insurance shall be maintained with insurance companies satisfactory to Lessor, shall satisfy all requirements set forth in Exhibit B attached hereto and made a part hereof, shall name Lessor as insured and loss payee on property insurance and as an additional insured on liability insurance, and shall provide for thirty (30) days written notice to Lessor prior to cancellation or any change which affects any interest of Lessor Lessee shall furnish Lessor with evidence of all such insurance policies. The proceeds of any insurance resulting from loss, theft or damage to Equipment shall, as mutually agreed upon by Lessor and Lessee, be applied toward repair, restoration or replacement of such Equipment or, if not so applied, then toward payment of Lessee's obligations hereunder, with any insurance proceeds in excess of Lessee's obligations hereunder to be
retained   by  Lessee.   Lessee   irrevocably   appoints   Lessor  as   Lessee's
attorney-in-fact, at such time that an event of default hereunder has occurred and is continuing, to make any claim for, to receive payment for, and to execute and endorse any documents, checks or other instruments in payment for, loss, theft or damage under any such insurance policy, this power coupled with an interest. No loss, theft or damage to Equipment or any part thereof shall impair any obligation of Lessee under this Lease, which shall continue in full force and effect. In the event of loss, theft or damage of any kind to any Equipment, Lessee shall promptly notify Lessor of such loss, theft or damage and, as mutually agreed upon by Lessor and Lessee, shall: (a) Place such Equipment in good repair, condition and working order; or (b) Replace such Equipment with like Equipment in good repair, condition, and working order and furnish to Lessor any necessary documents requested by Lessor so as to vest good and marketable title thereto in Lessor, unencumbered by any lien or security interest; or (c) Pay to Lessor in cash within ten (10) days of loss, theft or damage an amount equal to the sum calculated pursuant to clause (h) of Paragraph 19 of this Lease. Upon such payment, this Lease shall terminate with respect to such Equipment and Lessee shall upon demand by Lessor return such Equipment to Lessor "as is" and at such location as Lessor shall designate.

     13. Lessee shall maintain in its principal office full and complete records showing the location of each item of Equipment. Said records shall be available to Lessor during regular business hours for the purpose of inspection and duplication. Lessor shall have free access at all reasonable times to inspect any item of Equipment.

     14. Lessee shall keep Equipment free and clear of all levies, liens and encumbrances and shall pay all license fees, registration fees, assessments, charges and taxes (local, municipal, state and national) which may now or hereafter be imposed upon the ownership, leasing, rental, sale, possession or use of Equipment, excluding, however, all taxes on or measured by Lessor's net income or capital. Lessee shall make, prepare and file all required ad valorem and similar taxes and pay the same. In case of failure by Lessee to pay such fees, assessments, charges and taxes or to keep Equipment free and clear of levies, liens or encumbrances or to keep Equipment properly insured or to keep Equipment in good repair and working order, all as hereinbefore specified, Lessor shall have the right, but shall not be obligated, to make such payments or effect such obligations of Lessee at Lessee's sole expense, the cost thereof to be repayable by Lessee within thirty (30) days of the date such payments were made by Lessor together with interest thereon from the date paid by Lessor until repaid by Lessee at the rate of ten percent (10%) per annum.

     15. Upon the expiration of this Lease, Lessee will have the right to purchase the equipment under this lease for an amount as set forth in Schedule
(A) entitled "TRAC" Rental Adjustment. Lessee shall provide Lessor at least sixty (60) days prior written notification of its election to purchase the equipment, such purchase to be made at the expiration of this Lease or within ten (10) days thereafter. In the event Lessee chooses not to exercise this right, then Lessee shall promptly return at Lessee's risk and expense the Equipment to Lessor at a location satisfactory to Lessor and in good repair and working order, normal wear and tear excepted. Notwithstanding the expiration or termination of this Lease, the terms and provisions of this Lease shall continue to apply with respect to the Equipment until its return to Lessor, provided that rental payments shall be calculated and owing on a per diem basis (based on the monthly rental) until such return.

     16. (a) Lessee agrees to indemnify Lessor against all loss, damage, expense or penalty arising from any action on account of any injury to person or property of any character whatsoever occasioned by the operation, handling or transportation of any Equipment during the term of this Lease or while the Equipment is in the possession or under the custody and control of Lessee, notwithstanding the expiration or other termination of this Lease. (b) Lessor intends to claim cost recovery deductions for Federal income tax purposes with respect to the Equipment under Section 168 of the Internal Revenue Code of 1986 (the "Code") in amounts determined with reference to a tax basis equal to the Lessor's capitalized cost of the Equipment and using the most accelerated depreciation method allowed by Section 168(b) of the Code and the shortest recovery period allowed by Section 168(c) of the Code for property of the same type as the Equipment. Accordingly, the Lessee represents, warrants and covenants that at all times during the term of the Lease: (i) The Equipment will not fail, by reason of the identity, tax status or any other attribute of the Lessee or of any user of the Equipment or by reason of the location of the Equipment, to be eligible for cost recovery deductions under Section 168 of the Code at the most accelerated rate allowable thereunder for property of the same type as the Equipment; (ii) All items of income, gain, loss, deduction or credit attributable to the Equipment will be treated as derived from, or allocated to, sources within the United States within the meaning of Section 861 of the Code and the regulations promulgated thereunder; (iii) With respect to the Equipment and any indebtedness incurred by the Lessor to finance the Equipment, neither the Lessee nor any affiliates, subsidiaries and assignees of Lessee will claim
(a) cost recovery deductions with respect to the Equipment, (b) deductions in the amount of any interest paid or accrued with respect to any loan incurred by the Lessor to finance the Equipment, or (c) any corresponding credit or deduction under applicable state or local tax laws; (iv) The Equipment does not constitute "limited use property" within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647 and is not "tax-exempt use property" within the meaning of
Section 168(h) of the Code or property otherwise described in Section 168(g)(1) of the Code; and (v) The Lessee will keep and make available for inspection and copying by the Lessor such records as shall be necessary to establish the factual basis for the matters referred to in this Paragraph 16(b), and upon request by the Lessor, the Lessee will certify the correctness of such records and any facts contained therein.

         If Federal or state tax enforcement authorities formally notify the Lessor of a disallowance, elimination, reduction, or disqualification, or if there shall be a disallowance, elimination, reduction, or disqualification, in whole or in part, of any Federal, state or local income tax deduction for depreciation or cost recovery with respect to the Equipment as a result of Lessee's breach of a covenant of Lessee under this paragraph 16(b), the Lessee shall pay to the Lessor as additional rent an amount such that the amount after deduction therefrom of all taxes required to be paid by the Lessor with respect to the receipt of such amount under the laws of any Federal, state or local government or taxing authority in the United States shall compensate the Lessor for the loss of deferral of its income tax liability, including any interest, penalties or additions to taxes payable as a result of such disallowance, elimination, reduction or disqualification.

         Any amounts payable to the Lessor pursuant to this Paragraph 16(b) shall be payable upon demand by the Lessor, accompanied by a statement describing in reasonable detail the loss of depreciation or cost recovery benefits and setting forth the computation of the amounts so payable.

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Page Three


         The Lessee shall not be responsible for, and the Lessor shall not be entitled to a payment under this Paragraph 16(b) on account of any loss due to one or more of the following events:

     (i) The Lessor's sale of the Equipment, except for a sale occasioned by the Lessee's fault,

     (ii) The failure of the Lessor timely to claim depreciation or cost recovery deductions with respect to the Equipment unless such failure results from circumstances other than those caused by the Lessor, or
          (iii) The failure of the Lessor to have sufficient income from which to deduct such depreciation or cost recovery deductions. Upon receipt of formal notification by any Federal, state or local taxing authorities of a proposed disallowance or adjustment (collectively a "Disallowance") of any credit or deduction, as a result of which additional rent may be payable by the Lessee in accordance with this Paragraph 16(b), the Lessor shall promptly notify the Lessee of such Disallowance. The Lessor hereby agrees to exercise in good faith its best efforts (determined in the sole discretion of tax counsel to the Lessor to be reasonable, proper and consistent with the overall tax interests of the Lessor) to avoid requiring the Lessee to pay such additional rent; provided, however, that the Lessor shall have the sole discretion to determine whether or not to undertake judicial or administrative proceedings beyond the level of a Federal or state auditing agent; and provided further, however, that the Lessor shall not be required to take any action pursuant to this sentence unless and until the Lessee shall have agreed to indemnify the Lessor for any liability, cost, expense or loss which the Lessor may incur as a result of contesting such Disallowance beyond the level of a Federal or State auditing agent, together with any and all costs and expenses that may be incurred by the Lessor in enforcing this indemnity, and shall have agreed to pay the Lessor on demand all such liabilities, costs, expenses and losses which the Lessor may incur in contesting such Disallowance. (c) All of the Lessor's rights and privileges arising from the indemnities contained in this Paragraph 16 shall survive the expiration or other termination of the Lease and such indemnities are expressly made for the benefit of, and shall be enforceable by the Lessor, its successors and assigns.

     17. {Intentionally left blank}

     18. Any one or more of the following events or conditions shall constitute an event of default hereunder: (a) Nonpayment of any rent or other amount provided for in this Lease for ten (10) days after the same becomes due, whether by acceleration or otherwise, or default by Lessee in the performance of any other obligation, term, covenant or condition of this Lease, and such default continues for a period of ten (10) days after notification from Lessor to Lessee. (b) Nonpayment of any rent or other amount provided for in any lease, note, document or agreement under which Lessee is indebted for a sum exceeding $1,000,000.00 to any person or entity other than Lessor or any parent or affiliate corporation of Lessor beyond any grace period provided with respect thereto or default by Lessee in the performance of any other obligation, term, covenant or condition of such lease, note, document or agreement which causes such person or entity to cause such indebtedness to become due prior to its stated maturity date; (c) Any writ or order of attachment or execution or other legal process levied on or charged against any Equipment or other property of Lessee, tangible or intangible, real or personal and not released or satisfied within thirty (30) days; (d) {Intentionally left blank} (e) Lessee ceases to actively conduct its business; (f) The filing by or against Lessee of a petition in bankruptcy or any other debtor relief proceedings, whether under the Bankruptcy Code or otherwise; and only if such a petition is an involuntary petition, such involuntary petition is not dismissed within sixty (60) days. (g) The making of any assignment for the benefit of creditors by Lessee or appointment of a receiver or trustee for Lessee's assets or the initiation of any proceeding for the dissolution or liquidation or settlement of Lessee or its affairs; (h) {Intentionally left blank} (i) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Lessee or any guarantor or other party liable for payment or performance of this Lease, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified; or upon the date of execution of this Lease or any Schedule to Master Equipment Lease there shall have been any material adverse change in any of the facts disclosed by such certificate, statement, representation, warranty or audit, which shall not have been disclosed to Lessor in writing at or prior to the time of such execution; or (j) {Intentionally left blank}

     19. Upon the happening of any event of default as defined herein, and during the continuance thereof, Lessor may, at its sole option and without demand, notice or presentment of any kind, (a) declare this Lease to be in default; (b) take possession of any or all Equipment wherever located, without court order or other process of law or any hearing or proceedings prior to repossession, Lessee hereby waiving all such notice, process, proceedings and any and all damages caused by such taking of possession; (c) terminate this Lease as to all or any Equipment covered hereby, whereupon Lessee shall forthwith surrender and return the Equipment as specified in Paragraph 15 above;
(d) terminate any other lease, note, document or agreement between Lessor and Lessee; (e) lease all or any of the Equipment upon such terms and to such lessees as Lessor, in its sole discretion, may elect; (f) sell all or any of the Equipment upon such terms and to such purchasers as Lessor, in its sole discretion, may elect; (g) collect interest on all amounts not paid when due under this Lease at a rate of 10% per annum from the date due until paid; (h) recover from Lessee the sum of (i) all amounts then due and owing by Lessee under the terms of this Lease, including without limitation, accrued and unpaid monthly rental payments, accrued interest, costs incurred by Lessor pursuant to Paragraph 14 above, and indemnifications then owing pursuant to Paragraph 16 above, plus (ii) the present value of all rental payments payable for the remaining term of this Lease plus (iii) the amount of any tax benefits lost by Lessor as a result of exercising its rights and remedies hereunder, plus (iv) if Lessor shall not have obtained possession of the Equipment, the value of Lessor's residual interest in such Equipment, plus (v) all costs, expenses and reasonable attorney's fees incurred by Lessor in the exercise of any of its rights or remedies hereunder or as a result of enforcing any of the terms, conditions or provisions hereof; and (i) pursue any other remedy available to Lessor at law or in equity. In the event Lessor sells or leases any of the Equipment after declaring a default hereunder, such sale or lease shall be free and clear of any interest of Lessee hereunder, and Lessor shall apply against the amount recoverable from Lessee pursuant to clause (h) above, the proceeds of any sale less the value of Lessor's residual interest in the Equipment so sold and the proceeds of any lease (based on the present value of the rental payments due under such lease from the date such lease commences through the last day of the term of this Lease). For purposes of this Paragraph 19, the present value of lease payments shall equal the sum of all future rental payments payable under the lease, with each such payment discounted to its net present value at a simple interest rate equal to six percent (6%) per annum. All remedies described in the preceding paragraph shall be cumulative and may, at Lessor's option, be enforced concurrently. The exercise of any one remedy shall not be deemed an election of remedies precluding the exercise of any other remedy.


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     20. Lessor may assign the rents  reserved  herein or any or all of Lessor's rights hereunder and the rights of Lessor's assignee shall be independent of any claim of Lessee against Lessor. Lessee upon receiving notice of any such assignment by Lessor, shall abide thereby and make payment as may be therein directed. Upon any such assignment, the term "Lessor" herein shall be deemed to refer to the assignee. Lessee shall not assign this Lease or sublet the Equipment without the prior written consent of the Lessor; but provided however Lessee shall be allowed to assign or sublet the equipment to Darling Restaurant Services, Inc., provided Lessee shall remain unconditionally obligated for the terms and conditions of this Lease. Lessee shall not move the Equipment from the location originally designated in this Lease except for transfers that may occur from time to time between the Lessee's operating facilities located within the forty-eight (48) contiguous states of Canada. If transferred, Lessee will give Lessor written notice within thirty (30) days after the transfer.

     21. Neither the Equipment nor any part thereof shall be, or be considered to be, a fixture or a part of any real property in which it may be installed, and the Lessee agrees that it will not affix said Equipment or any part thereof, nor allow the same to be affixed, to any real property in such a manner that the same may be, or be considered to be, a part of any real estate, building or improvement. When required by Lessor, Lessee shall secure and furnish to Lessor, Landlord's and/or Mortgagee's waivers and consents, prior to the delivery of the Equipment.

     22. Time is of the essence of this Lease. This Lease may be amended or varied only in writing signed by both Lessor and Lessee. No waiver or failure to exercise any right or rights by Lessor shall be deemed a waiver of such right or rights at any time and Lessor at all times retains the right to require strict compliance with the terms of this Lease. Upon request by Lessor, Lessee shall execute and deliver to Lessor such documents, including without limitation, financing statements, as Lessor shall deem necessary or desirable for recording or filing to protect the interest of Lessor in Equipment. All filing expenses shall be paid by Lessee. All notices hereunder shall be sufficient if in writing and given personally or mailed to the parties involved at its address set forth herein. Any such notice mailed to such address shall be effective four (4) days after being deposited in the United States mail, duly addressed and with postage prepaid. This Lease has been made, executed and delivered in Atlanta, Georgia and shall in all respects be governed by the laws of the State of Georgia, and Lessee consents and submits to the jurisdiction of all courts located in the State of Georgia. This Lease takes effect only when accepted by Lessor at its principal office in Atlanta, Georgia and shall not be deemed made or executed until so accepted by the Lessor.

     23. LESSEE HEREBY ACKNOWLEDGES THAT LESSEE HAS READ THIS LEASE AND IS AWARE OF ALL TERMS HEREOF AND THAT THE LEASE IS NONCANCELABLE BY LESSEE FOR THE FULL TERM SET FORTH HEREIN AND ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS LEASE. ANY INVALIDITY OR UNENFORCEABILITY OF A PARTICULAR PROVISION OF THIS LEASE SHALL NOT AFFECT THE OTHER PROVISIONS HEREOF AND THIS LEASE SHALL BE CONSTRUED IN ALL RESPECTS AS IF SUCH INVALID OR UNENFORCEABLE PROVISION WERE OMITTED.


              Executed this   14th    day of     May             1998 .
                            ---------        -------------------   ---

              By execution hereof, the signer certifies that he has read this Master Equipment Lease, and that he is duly authorized to execute this Lease on behalf of Lessee.

              LESSEE: Darling International Inc.

(CORPORATE SEAL)                            By:

                                            Title:


                                            By:

                                            Title:




                                     ACCEPTED BY LESSOR: STI Credit Corporation

                                             By:

                                             Title:

                                             Date:                , 19     .




         THIS LEASE CANNOT BE CANCELLED BY LESSEE

SUNTRUST Bank, Atlanta                              SCHEDULE TO
Mail Code 130                              MASTER EQUIPMENT LEASE
P.O. Bo 4418
Atlanta  GA  30302                         Lease Number _____________


     This lease, by and between SunTrust Bank, Atlanta (hereinafter called "Lessor") with its principal place of business located at 1 Park Place, Atlanta, Georgia and(hereinafter called "Lessee") with its principal place of business located at


         For and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

         1. Lessor leases to Lessee and Lessee leases and hires from Lessor all machinery, equipment and other property ("Equipment") described in Exhibit A of page(s) attached hereto and made a part of this Schedule and also a part of the Lease described in Paragraph 7 hereof.

         Said Equipment will be located at

in the city of                                                 in the county of
in the state of                                               .

         The rental for the Equipment described above shall be equal to the amounts set forth in Schedule A attached hereto and made a part hereof and also a part of the Lease described in Paragraph 7 hereof, plus all applicable taxes. The schedule of rental payments for the Equipment described above shall consist of payments made on a monthly basis for years, which shall be the term of the Lease for the Equipment described above. In addition a security or retained deposit of $
 shall be paid to the Lessor in advance of lease commencement and shall be held by Lessor, without interest, throughout the term of the Lease and will be appropriately applied before the end of the Lease term.

         2. Should any rental payment not be paid within ten days after the regularly scheduled due date, a late charge not exceeding five percent of the monthly rental payment may be charged to cover administrative expenses incurred by Lessor upon such default. Said charge shall be made only once on any given rental installment during the term of the Lease.

         3. The term of the Lease for the Equipment described in Paragraph 1 hereof shall commence on the date of the execution by Lessee of the Acknowledgment of Delivery and Acceptance of such Equipment in the form supplied by Lessor. The first monthly rental payment shall be due and payable on the date of execution of such Acknowledgment by Lessee, and subsequent monthly rental payments shall be due and payable on the same date of each month thereafter, unless otherwise agreed upon in writing by Lessor and Lessee. All rental payments shall be payable in advance at Lessor's address set forth above or at such other place as Lessor may designate, such rental payments to be paid without notice or demand to Lessee and without abatement, set-off or deduction of any amount whatsoever by Lessee, all rights of set-off or similar claims being hereby waived by Lessee.

         4. It is understood that Lessor is not the manufacturer or vendor of the Equipment, nor the agent of the manufacturer or vendor of the Equipment, and that LESSOR GIVES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING ANY WARRANTY AS TO QUIET ENJOYMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CAPACITY, OR AS TO THE EXISTENCE OF PATENT OR LATENT DEFECTS, OR ANY WARRANTY THAT THE EQUIPMENT WILL MEET THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS, SERVICE OR DEFECT IN THE LEASED EQUIPMENT OR THE OPERATION THEREOF OR FOR ANY LOSS, DELAY OR DAMAGE RESULTING FROM DEFECT IN, BREAKAGE OR INEFFICIENCY OF THE EQUIPMENT. In lieu of any warranty by Lessor, Lessor agrees to cooperate with Lessee, at Lessee's sole option and expense, to provide Lessee with the benefit, if any, of any warranty or maintenance commitment given by any third-party manufacturer or vendor with respect to the Equipment, provided that Lessee shall hold Lessor harmless from any liability in connection with such effort and undertaking.

         THIS SCHEDULE IS NONCANCELABLE BY LESSEE AND IS GIVEN IN ACCORDANCE WITH, AND SUBJECT TO THE TERMS OF, THE LEASE DESCRIBED IN PARAGRAPH 7 HEREOF, AND IS A FORMAL AMENDMENT THERETO AND IS HEREBY MADE A PART THEREOF.

         5. In no event shall Lessor be liable for consequential, incidental or indirect damages, including lost profits, or for any negligence.

         6. To induce Lessor to lease to Lessee the Equipment described in Paragraph 1 hereof, Lessee represents and warrants that each representation and warranty of Lessee set forth in the Lease is true and correct on and as of the date of execution of this Schedule as though made on such date and that no event of default and no event which with notice or lapse of time or both exists or would result from execution of this Schedule.

         7. The Equipment leased under this Schedule to Master Equipment Lease is leased, by the Lessor to the Lessee and from the Lessor by the Lessee, in accordance with and subject to the terms, provisions and conditions of a certain Master Equipment Lease dated the day of , 19 , (the "Lease"), provided however, that the length of the term of the Lease with respect to the Equipment described in this Schedule and the amount of the rental payments for the Equipment described in this Schedule shall be the term and amount set forth in Paragraph 1 of this Schedule.

         8. Lessee and Lessor agree to perform and observe each and every term, provision and condition contained herein and in the Lease.

         Executed this               day of                        , 19     .
                       -------------        -----------------------    -----

                                                              By       execution
                                                              hereof, the signer
                                                              hereby   certifies
                                                              that  he has  read
                                                              this      Schedule
                                                              INCLUDING      THE
                                                              ABOVE    MENTIONED
                                                              MASTER   EQUIPMENT
                                                              LEASE, and that he
                                                              is duly authorized
                                                              to  execute   this
                                                              Schedule on behalf
                                                              of Lessee.


                                     LESSEE:


                                       By:
                                     Title:


                                       By:
(CORPORATE SEAL)                     Title:


                                     ACCEPTED BY LESSOR: SUNTRUST Bank, Atlanta


                                       By:
                                     Title:

                                     Date:                    , 19     .





                    THIS LEASE CANNOT BE CANCELLED BY LESSEE